Exhibit 23.10

CONSENT OF RESOURCE DEVELOPMENT, INC.

The undersigned, Resource Development, Inc., hereby states as follows:

Our firm assisted with the “Feasibility Study, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico,” the “Preliminary Economic Assessment, Mt. Todd Gold Project, Northern Territory, Australia,” the “Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia” and the “Technical Report, Preliminary Assessment, Long Valley Project, Mono County, California, USA” (collectively, the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 13, 2009 (the “Form 10-K”).

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K.

By:	/s/ Deepak Malhotra
Name:	Deepak Malhotra
Title:	President

Date: April 16, 2009

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